Filed under Rule 424(b)(3)
                                     File No. 333-01623

SUPPLEMENT NO. 19 TO PROSPECTUS DATED MARCH 15, 1996
(AS SUPPLEMENTED MARCH 15, 1996)

               PACCAR Financial Corp.

            Medium-Term Notes, Series H


Principal Amount:            $45,000,000
Original Issue Date:         3/26/97
Maturity Date:               3/26/98
Initial Interest Rate:       To be determined
Interest Rate Index:         1-Month Libor
Spread:                      Minus 10 Basis Points
Index Source:                Telerate page 3750
Index Reset Frequency:       Monthly (26th of each month)
Interest Payment Period:     Monthly (26th of each month)
Interest Payment Dates:      26th of Each Month Subject to
                             Modified Business Day Convention
Issue Price:                 100.00%
Proceeds to Company:         $45,000,000
Underwriters Discount:       0.00%
Day Count Convention:        Actual/360

Form of Note (check one):    Book Entry     [X]

                             Certificate    [ ]

Agent/Underwriter:           Merrill Lynch & Co.

Dated:  March 19, 1997

The Underwriter, Merrill Lynch & Co., has purchased the Notes as principal and may resell the Notes at prices to be determined by such Underwriter at the time of resale.